EXHIBIT (11.1)----STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assume the exercise of stock purchase warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period and only include those warrants and options whose average share price during the period exceeds its related exercise price. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.

DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2002         Three Months
--------------------------------------------------------------         ------------
Actual net income (A)                                                  $ 3,606,089
                                                                        ==========

Assumed exercise of stock options and warrants                              92,700
Application of assumed proceeds ($882,588) toward
  repurchase of outstanding common stock at an average
  market price of $18.901                                                  (46,695)
                                                                        ----------
Net additional shares issuable                                              46,005
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,927,546
  Net additional shares issuable                                            46,005
                                                                        ----------
  Adjusted shares outstanding (B)                                        8,973,551
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.40
                                                                        ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2001         Three Months
--------------------------------------------------------------         ------------
Actual net income (A)                                                  $ 2,638,856
                                                                        ==========

Assumed exercise of stock options and warrants                             145,057
Application of assumed proceeds ($843,870) toward
  repurchase of outstanding common stock at an average
  market price of $8.478                                                   (99,536)
                                                                        ----------
Net additional shares issuable                                              45,521
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                             8,473,567
  Net additional shares issuable                                            45,521
                                                                        ----------
  Adjusted shares outstanding (B)                                        8,519,088
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.31
                                                                        ==========